Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
INFRASOURCE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	03-0523754

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 West Sixth Street, Suite 300 Media, Pennsylvania	19063

(Address of Principal Executive Offices)	(Zip Code)
InfraSource Services, Inc. 2004 Omnibus Stock Incentive Plan
(Full Title of the Plans)
Deborah C. Lofton
Senior Vice President, General Counsel and Secretary
100 West Sixth Street, Suite 300
Media, Pennsylvania 19063
(Name and address of agent for service)
(610) 480-8000
(Telephone number, including area code, of agent for service)
with a copy to:
Mary J. Mullany, Esquire
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street, 51st Floor
Philadelphia, Pennsylvania 19103-7599
(215) 665-8500
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount To Be	Offering Price	Aggregate Offering	Amount Of
To Be Registered	Registered (1)	Per Share	Price	Registration Fee
Common Stock, par value $0.001 per share	804,677(2)	$29.46(3)	$23,705,784	$727.77

(1)	This Registration Statement shall also cover an indeterminate number of additional shares of common stock of the Registrant which may become issuable under the employee benefit plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transactions, effected as required by such plan.

(2)	Represents an additional 804,677 shares of common stock reserved for issuance under the InfraSource Services, Inc. 2004 Omnibus Stock Incentive Plan.

(3)	Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Common Stock of the Registrant on March 21, 2007, as reported on the New York Stock Exchange.

PART I — INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Part I and Items 4-7 and 9 of Part II of InfraSource Services, Inc. Registration Statement on Form S-8 (File No. 333-115648) are incorporated by reference herein pursuant to Instruction E of Form S-8.
PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by InfraSource Services, Inc. (the “Company”) (File No. 001-32164) or pursuant to the Securities Act of 1933, as amended (the “Securities Act”) are incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(b)	The Company’s Current Reports on Form 8-K, filed on January 5, 2007, January 12, 2007, March 19, 2007 (on which date three Current Reports on Form 8-K were filed) and March 20, 2007; and

(c)	Item 1 of the Company’s Registration Statement on Form 8-A12B, dated April 29, 2004, which incorporates by reference the description of the Company’s common stock under the heading “Description of Capital Stock” in the Company’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-112375), originally filed with the Commission on January 30, 2004.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

4.1	InfraSource Services, Inc. 2004 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006).

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4.2	Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-112375)).

*5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

*24	Power of Attorney (included in signature page).

*	Filed herewith.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Media, Commonwealth of Pennsylvania, on March 28, 2007.

INFRASOURCE SERVICES, INC.
By	/s/ David R. Helwig
David R. Helwig, President and Chief
Executive Officer

     Each person whose signature appears below in so signing also makes, constitutes and appoints Terence R. Montgomery and Deborah C. Lofton, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ David R. Helwig David R. Helwig	President and Chief Executive Officer and a Director	March 28, 2007
/s/ Terence R. Montgomery Terence R. Montgomery	Senior Vice President and Chief Financial Officer (principal financial officer)	March 28, 2007
/s/ R. Barry Sauder R. Barry Sauder	Vice President and Chief Accounting Officer (principal accounting officer)	March 28, 2007
/s/ John A. Brayman John A. Brayman	Director	March 28, 2007

Signature	Title	Date
/s/ Frederick W. Buckman Frederick W. Buckman	Director	March 28, 2007
/s/ J. Michal Conaway J. Michal Conaway	Director	March 28, 2007
/s/ Richard S. Siudek Richard S. Siudek	Director	March 28, 2007
/s/ David H. Watts David H. Watts	Director	March 28, 2007
/s/ Terry Winter Terry Winter	Director	March 28, 2007

EXHIBIT INDEX

Number	Exhibit
4.1	InfraSource Services, Inc. 2004 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006).

4.2	Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-112375)).

*5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

*24	Power of Attorney (included in signature page).

*	Filed herewith.